EXHIBIT 10.48

Purchase Agreement

Agreement Number.: SMX-[ SHZZ ]-[ 2017]-[ 028 ]

Signing Time:[ December 2017 ]

Signing Site:[ Shanghai]

Party A（purchasing）: Yilong AMD new energy co., Ltd

Registration Number:

Party B（selling）: Zhongzhao Technology Development (Shanghai) Ltd

Registration Number:

Whereas，Party A Agreements for the Project [ Yilong ], Party B, in responding to the requirement of Party A, agrees to supply with the equipment [ ] and related services. Under the principle of equality and mutual benefit, the two parties hereof agree to enter into this Agreement after going through amicable negotiation.

1.	Files

The documents listed below are all necessary constituent parts of this Agreement. For the purpose of interpretation, the priority of the documents is as follows:

	(1)	Agreement;

	(2)	Provisions of this Agreement;

	(3)	The Appendixes;

	(4)	Confidential Agreement;

	(5)	Bid Notice

The supplementary agreement entered into during the execution of this Agreement is an indivisible part of this Agreement and take precedence over the parts above-mentioned.

2.	Agreement scope and conditions

Scope and conditions of this Agreement shall comply with the documents above-mentioned. Party B ensures that all the work required for the normal operation of all equipment shall fall under the scope of the services under this Agreement.

	(1)	Work scope: Party B shall finish all the work accordingly under this Agreement, and bear all the duties during the warranty period. That means that Party B shall bear the work of design, processing and manufacturing of goods, procuring of ancillary equipment, preassembling of devices(if needed), obtaining evidences(when necessary), package, transporting goods to the place of delivery, the inventory and delivery of goods, as well as instructing the installment, instructing the commissioning, testing, acceptance, trial production, elimination of defects of equipment, providing training program to the employees of Party A. Any change, modifying or promotion to the work scope or provisions, shall be made by supplementary agreement signed by and between both parties.

	(2)	Goods supplied: see at Appendix 1.

	(3)	Delivery time: Party B shall deliver the goods in [ 7 ] working days after it received written order list which should be send by Party A before __ year__ month__ day. Party B shall send a written notice to Party A before delivery and send out the goods in two (2) days after receiving the written confirm from Party A. If Party A needs to postpone the delivery, it shall send a notice to Party B of it and the new date of the delivery three (3) days before. Party B should keep the goods carefully and freely.

	(4)	Delivery place:[ YILONG ](refer to as “site” as following).

Receiver(as well as the on-site contact of program) :[ ],

Contact number: [ ]

	(5)	Delivery method: [ ],the deliverer of Party B should remind the receiver of Party A of signing on the receipt.

3.	Agreement price and payment

	(1)	The overall Agreement price is
RMB[￥ 140,000,000.00 ].

	(2)	Agreement price is fixed and will not be changed otherwise magnificent change of craftsmanship and technology. Agreement price includes the cost of all the duties bored by Party B according to this Agreement and the cost for all the works of properly designing, implementing and completing the projects, and repairing any defects. The cost includes but not limited to the happened expenses of procurement of materials and ancillary equipment, machinery processing fees, packaging costs, transportation costs, insurance, handling fees, inspection fees (including the fees for information assistance provided by local authorities ), fees for technical services (coordinate design, personnel training, technical information, etc.), construction and installation guidance fees, defects repairing fees in warranty period, management fees, risks (all design changes, on-site visas, exchange rate changes, price increases, national policy adjustments, weather、geology and environment changes in natural conditions, special measures, the deviation amount of engineering and the missing items made up by Party A , the increasing costs resulted by miscalculation or other reasons caused by Party B, etc.), and all other relevant costs until the acceptance.

	(3)	Agreement price shall be paid in installments by any of the paying methods of check, wire transfer, bank draft and bank’s acceptance bill in RMB. Please refer the payment of the Agreement price to Appendix 2.

	(4)	Agreement price is tax-included. Party B shall bear all the relevant tax levied according to current tax and provide VAT invoice (at the rate of [17 ]%).

	(5)	Party B should sell at the best price which shall not beyond the price regulated by the Appendix 1, if Party A needs to purchase similar equipment or spare parts.

4.	Notice

	(1)	Any approval, proof, consent, confirm, notice, request or other clarifying documents (referred to as “notice”) should all be in writing and signed by the authorized sender or its delegate, and be delivered, transferred or transmitted to the following contact address:

Contact of Party A:[ ]	Contact of Party B:[ ]
Phone Number: [ ]	Phone Number: [ ]
Fax: [ ]	Fax: [ ]
E-mali: [ ]	E-mali: [ ]
Contact Address: [ ]	Contact Address: [ ]

(2)	Notice can be sent by specific person, post, fax or e-mail. Notice should not be detained or delayed for no reason.

(3)	One party should inform the other party of its changed contact information in advance if its contact changed, or otherwise bear the adverse consequences.

(4)	The date of the notice is deemed to be the date of service.

(No content below)

Party A:	Party B:
(Stamp here)	(Stamp here)
Legal representative:	Legal representative:
Signature of authorized representative:	Signature of authorized representative:
Address:	Address:
Date:	Date:

Provisions of Agreement

1.	Applicability

This Agreement should be applied to all the contents engaged by both parties within the term of providing goods, and all the supplementary agreements entered into during the execution process.

2.	Standard

The technical performances of the provided goods under this Agreement shall meet the requirements of the technical specification document, as well as comply with national and professional technical standards and regulations and the national and local requirements of safety, environment protection and hygienic standards. All works shall be operated within the scope authorized by the current national law.

3.	Intellectual Property

The intellectual property rights of non-standard equipment designed by Party A are owned by Party A.

Party B should guarantee that Party A and the construction party ( the owner) will not be charged of infringements of patents, trademarks and industrial designs or any other allegation during the use of purchased equipment, services or any part of them. If any third party makes allegation, Party B shall negotiate with it and bear all the legal liability and expenses incurred therefrom.

4.	Transfer and subAgreementing

Unless Party A consents in writing in advance, Party B shall not , in part or in whole, transfer its duties under this Agreement, and shall not subAgreement the goods. Party B’s transferring of duties or the subAgreement the main part of goods shall be deemed to breach of this Agreement and therefore, Party A will investigate the liability of breach and confiscate the performance bond.

5.	Essential purchased items

The essential purchased items refer to the essential components, spare parts or the whole machines purchased by Party B under instructions from Party A.

Party B shall not purchase without the consent of Party A from the sub-suppliers of the essential purchased items clearly listed by Party B in the supply list of equipment, of which the sub-suppliers should be qualified and capable to meet the required performance and quality of the goods under this Agreement.

6.	Equipment delivery and process of submitting documents

Party B shall delivery the equipment and submit the documents according to this Agreement or otherwise bear all damages and consequences.

7.	Maintenance and special tools

Party B should take into consideration the maintenance of the supplied equipment and ensure that the repairers can easily operate their work of repair, trouble shooting, maintenance and replacement of components.

All of special tools in using (such as special measuring tools, fixtures, measuring instruments, clamping apparatus, wrench and etc.) should all be brand-new and non-obsolete, and be delivered to Party A with a clear list in packing list.

8.	Spare parts

Party B shall provide spare parts, vulnerable parts and special tools for the equipment during installation and debugging, trial running, and warranty period. Party B shall notify Party A of its plan of production stop in advance so that Party A will have sufficient time to prepare needed spare parts if the production of goods is stopped during or after the execution of this Agreement, and Party B is obliged to provide the specifications and models of substitute products. Party B shall provide construction party with spare parts for maintenance at preferential prices.

9.	Nameplate mark

Rust-proof nameplates shall be installed in the obvious parts of all goods and parts. Contents engraved on the nameplates include: equipment name, equipment number, specifications and models, main technical parameters, manufacturer name, manufacture date and number.

10.	Package, transportation and out-box inspection

Party B has to perform in strict accordance to the requirements of technical agreement, or otherwise bear all the extra expenses incurred therefrom. Party shall bear all the liabilities and expenses incurred from the destroy, corrosion and loss of goods as a result of improper packing or protection, and compensated all losses suffered by Party A.

11.	Transportation insurance and reporting

Party B is responsible for arranging the “all risks cargo transportation insurance” with deductible of zero according to 110% of goods price for transportation to the site and bear the whole insurance fee. Insurance should cover all the goods that Party B committed to pack and transport. Party B shall bear all the risks of damages before Party A signs for the goods.

12.	Overdue compensation

Party B shall deliver in accordance with the stipulated delivery time. Both party shall sign a Supplemental agreement in case that the delivery time should be changed.

If Party B fails to deliver (except for force majeure) within the term stipulated by this Agreement or supplemental agreement, Party A will deduct the amount of overdue compensation from the payable payment for goods, which will not affect other remedies under this Agreement. If the construction on site suspends due to the delay of delivery by Party B, then each day (including 1 day) of the suspension will lead to 10 days of delay of payment by Party A and charge of overdue compensation which shall not, in all, exceed the 10% of the overall Agreement price and be calculated at 0.2% of the overall Agreement price for each day since the third day of the suspension. Liability for compensation borne by Party B due to its other breach to this Agreement shall be calculated separately.

13.	Out-box inspection on site.

After the arrivals of the goods at the site, party B, with Party A, shall promptly count and handle the procedure to carry out the out-box inspection. Party A and party B, together with relevant parties, will open boxes and check the appearances, specifications, quantities and weights of the goods. After check and if no problems have been found, the two parties will jointly sign on the inspection record which is the evidence for the delivery by Party B. Each party holds each of the copies of the inspection record. If party B fails to check and accept the goods with party A at the site, it shall be deemed that Party B agrees to give up the check and agrees to take the results according to party A’s account.

If there is to be found shortage, defects, damages, corrosions, pollutions or other the problems of the goods inconsistent with this Agreement in the out-box inspection, Party B shall promptly take actions of remanufacturing, repairing or replacing and bear the extra fees incurred therefrom, as well as bear the compensation for breach as a result of delivery delay. Party A reserves the right to temporarily use the equipment or its parts. Out-box inspection and actions of replacement, repair or etc. will not relieve Party B from the warranty under this Agreement.

14.	Services and liabilities

Party B’s technical services shall comply with relevant current national standards or the ones stipulated in the Appendix [ ] Specification document. Party B shall promptly provide technical instructions, technical coordination, or technical trainings or other full-course services consistent with equipment designing, manufacturing, installation instruction and maintenance under this Agreement. These services shall be beneficial to the realization of relevant stable operation of the equipment and qualified processing technical parameters. Party B is obliged to repair or replace the defective parts or machines free of charge if the equipment breaks down.

Party B shall take full responsibility for all issues related to the supply, service, technical interface and technical services under this contract. Party B shall provide the interface and technical cooperation free of charge for any equipment and device connecting with the equipment under this Agreement and submit technical guidance in writing. During the trial production, party B shall provide party A and the construction Party with circumstances for secure operation. This period shall -be regarded as the hand-to-hand training activity by Party B which is one of party B’s responsibilities. If party B finds out that the personnel of party A or construction Party has operated improperly, it shall promptly give reminder and if necessary, party A and construction Party may request party B to assist with the adjustment of the operation plan.

In the term of validity of this Agreement, Party A or the construction Party have the right to send for technical service personnel from Party B to the site to take charge of instructions, commission, inspection, trial production and troubleshooting or etc. Party B shall answer in 12 hours after it has received the notice, or otherwise that Party A is entitled to deduct the amount of compensation from the payable payment of the goods and the deduction will not affect other remedies under this Agreement if the personnel from Party B fails to arrive at the site according to the above mentioned. The overdue compensation for services shall be calculated at: the rate of 0.1% of the overall price of this Agreement for each day of delay by Party B during installation and commission; the rate of 0.1% of the overall price of this Agreement for each day of delay by Party B during warranty. The overdue compensation shall not exceed the 10% of the overall price of this Agreement. Other compensation liability for other breach by Party B shall be calculated separately. If Party B still fails to provide services after compensating the maximum amount of compensation, Party A will be entitled to recede this Agreement as well as confiscates the performance bond and reserves the right to claim further compensation.

If the personnel from Party B has not yet arrived at the site, Party A is entitled to repair or replace the parts by itself or entrust the third party, from which the fees incurred shall be borne by Party B. Party A and the construction Party reserve the right to claim the compensation for the damages incurred therefrom.

15.	Requirements for service personnel

Party B shall purchase the personal accident injury insurance and the compulsory insurance stipulated by the state for its service personnel, and ensure that it has the necessary qualifications, skills and other necessary conditions. Party B and its service personnel shall comply with the safety procedures of the project site as required by the local laws and regulations, management regulations and safety regulations of the project site by party A or the construction Party, and the occupation health and safety rules for workers by the state or local government. In the period of validity of this Agreement and within the limits prescribed by this Agreement, party B is responsible for providing security essentials and all costs for the construction and service workers sent to the site, and for providing protective measures to assure the safety of equipment and operating workers at the same time, and take full responsibility for the safety of the party B’s service personnel. Party B shall bear all economic and legal liability if party B fails to comply with provisions of this Agreement and as a result, makes any damage to the person or property of personnel of Party B or the third party.

16.	Acceptance inspection for equipment

Party A shall conduct acceptance inspection according to the performance requirements, quality requirements and relevant standards and specifications stipulated by this Agreement. The requirements of provisions of this Agreement do not remove party B’s obligation to enforce the existing national or industry standards.

Party A is responsible for arranging the on-site inspection. Party B shall bear the expenses for its personnel who has participate in the acceptance inspection and ensure that the performance of the equipment after being put into service will be consistent with Appendix [ ] Specification document. [Party A] will handle commission with or without loads or trial operation with the coordination of Party B and record the performance test. [Party A] will accept the according to the performance test and other relevant standard regulations. Party B shall submit acceptance report of the equipment and the two parties along with the construction Party will jointly sign on the qualified certificate for acceptance when the inspection is finished and the trial operation meet the requirements of qualification.

17.	Warranty

Party B shall ensure that Goods it provided are brand-new and unused, manufactured with materials and processed in consistency with technical Specifications appendix [ ] and relevant national regulations, standards, and also conform to the requirements of quality, specification and function under this Agreement. Party B shall ensure that the equipment meet with the requirement of function under the circumstance that it has been properly installed, operated and maintained. Party B is obliged to take responsibility for any defect or malfunction of its products incurred from quality problems (including problems of design, manufacture, installation, or defects of materials).

The warranty period of the goods under this Agreement lasts 5 years since the date of passing acceptance of and the date of Party A and Construction Party executing acceptance certificate.

Party B is obliged to arrive at the site immediately and repair or replace the defective parts or machines for free when there is to be found any defect or malfunction of the equipment in warranty period. The warranty period of replaced parts or machines shall be re-calculated and lasts 5 years since the replacement as well as normal operation of the replace parts or machines. Part A and Construction party is obliged to bear all costs of materials and spare parts incurred from malfunction of system or equipment caused by improper operation of Party A and Construction Party during warranty period. Party A is entitled to consign the third party to replace or reconstruct and deduct the expenses incurred therefrom from the amounts of quality bonds or quality guarantee and reserves the right for further claim for compensation, when Party B fails to meet the passing standards after 3 repairing by itself for quality problems during warranty period and the

Party B shall send service staffs to repair charging with discounts in 48 hours since it has received notice from Party A and Construction Party A if the equipment breaks down seriously after warranty period.

18.	Breach

	(1)	Breach of Party A

Party A shall pay in consistency with this Agreement. If Party A delays payment without justified reasons, Party B is entitled to, when Party A fails to pay after being urging by Party B, charge the interests of the same term bank loan for the period of delay. Delay of payment by Party A caused by the delay payment to it by Construction Party is not deemed to be breach of this Agreement, and under this circumstance the delivery time shall not be postponed.

	(2)	Breach of Party B

Party A reserves rights to refuse to accept all or part of equipment (including ancillary equipment) and Party B shall bear liability of breach and continue to execute this Agreement, if, except for overdue compensation and compensation under Article Service of this Agreement, it happens as any of situations as following listed:

	a.	The goods fails to meet the quality standards under this Agreement or fails to conform to the requirements of this Agreement;

	b.	Party B fails to repair or replace the goods or fails to make the goods meeting the requirements of this Agreement after replacement or repair; there is to be found that the quality, specifications of goods are not consistent with this Agreement or national and professional impulsive standards or that it has defects or is made by improper materials, after inspected by commercial test bureau, quality and technology supervision department or other qualified inspection institutions;

	c.	Party B fails to execute obligations under this Agreement or execute obligations complying with this Agreement.

The liquidated damages for breach of this Agreement by Party B is the sum of 10% of Agreement Price. Besides, Party B shall compensate all losses of Party A caused by the breach aforesaid. At the same time, Party B shall bear the penalties on Party A by Construction Party as a result of Party B’s behavior.

19.	Claim for compensation

If Party B provides with goods inconsistent with this Agreement and Party A has claimed for compensation, Party B shall compensate by any or several ways as following listed:

	(1)	Party B agrees on rejection of the acceptance and pay back the value of the rejected goods in accordance with the value stipulated currency under this Agreement. Party B shall bear all losses and expenses including interests, bank fees, transportation fees, insurance fees, inspection fees, storage and handling fees, and other necessary fees for storage and protection of the rejected goods;

	(2)	Deduct straightly a sum of money according to the deviation and damages to the goods and the losses suffered by Party A and Construction Party from the payables of Party A;

	(3)	Party B replace the defective spare parts and machines or replace the defective parts to meet the requirement of this Agreement, and bear all expenses, risks and losses suffered by Party A.

Party A is entitled to deduct claimed compensation from the amount of performance bonds of Party B or the payables of Party A if Party A does not answer in 10 days or a longer time consented by Party A after Party A has sent the notice of compensation claimant.

20.	Force majeure

Force majeure refers to event that the two parties can not foresee at the time of signing this Agreement, and that its happening and consequences are unavoidable or can be overcome, such as political unrest , rebellion, riot, war, serious fire disaster, flood, typhoon, earthquake and etc. , which will prevent or delay the two parties to execute their obligations under this Agreement.

Any Party shall promptly notify the other party of Force majeure after its happening by means of fax, e-mail or telex, and send to the other party and for them to confirm the certified document issued by relevant authority by means of express mail or registered letter in 14 days since the happening date, if the affected party cannot continue to execute this Agreement because of its effect.

The execution term shall be extended as long as affected by Force majeure after it has happened. The two Parties shall negotiate friendly in reasonable time to enter into an agreement on whether to continue the execution of this Agreement or to terminate it, once the influence of force majeure lasts over 120 days. The affected part of this Agreement which shall be executed by Party B continuous to be valid.

21.	Modification to agreement

Party A is entitled to send out written instructions to Party B at any time to modify one or more points of the blueprints, designs or specifications, transportations, delivery place of specially manufactured goods for Party A or services which both are provided by Party B.

The Agreement price and delivery progress shall be modified properly as well as signing a complemental agreement separately, if the modifications mentioned above increase or decrease the time or fees for Party B’s execution of any part of the obligations under this Agreement. Party B has to propose modifying suggestion on execution in 7 days since it has received the notice of modifications from Party A according to this provision.

22.	Applicable law and dispute resolution

This Agreement shall be governed by the Contract law of People’s Republic of China and other relevant Chinese laws.

Both Parties shall spare no effort and negotiate to resolve any issue or problem derived from or related to this Agreement. If no resolution can be made through negotiation, either party may initiate legal proceedings to the People’s Court with jurisdiction in which Party A locate.

23.	Recession and termination of Agreement

Party A is entitled to send out the written notice of recession to terminate part or the whole of this Agreement If the remedies for breach taken by Party B fail to be fulfilled, which means that in 28 days since Party B receives the notice of breach from Party A or in a longer time stipulated by Party A in writing, Party B has not yet correct any of the breach behaviors as following listed:

	(1)	Party B fails to deliver the goods of this term within the time limit stipulated by this Agreement or any extending time period permitted by Party A;

	(2)	Party B fails to fulfill any other obligations under this Agreement;

	(3)	Party A believes that Party B has conducted improperly in competition and implementation of this Agreement.

Party A is entitled to purchase goods similar to the ones failing to be delivered on such conditions and terms as it considers reasonable if this Agreement has been terminated in circumstances as above listed, where the extra fees incurred therefrom shall be borne by Party B and the part of this Agreement that has not yet been terminated shall be carried on by Party B.

Party A is entitled to notify Party B with written notice of recession of this Agreement at any time when Party B is bankrupt or insolvent.

24.	Rights and liabilities unaffectable by termination

The termination of this Agreement will not affect or damage the rights or liabilities of the parties under this Agreement.

25.	Language and measuring unit

This Agreement and the relevant documents shall be write in Chinese.

The measuring unit shall use the ones set by Chinese law except as otherwise stipulated in the Technical Specification.

The term “day” refers to the calendar days.

26.	Use of documents and information

Except for the necessary personnel of both parties for the execution of this Agreement, each party shall not use for the purpose out of this Agreement or disclose this Agreement and the provisions, relevant specifications, plans, blueprints, models, samples or any other relevant information in this Agreement, unless be authorized by the other party’s consent. Under the premise of confidentiality, both parties shall provide documents and information mentioned above to their employees only within the necessary extent for the execution of this Agreement and will be held responsible for joint liability for the disclosure carried out by their employees.

27.	Validity and others

This Agreement shall take effect where the two parties’ legal representatives or their authorized representatives set their hands and seals. This Agreement shall terminate by itself after both parties have fulfilled their obligations under this Agreement.

The validity of the Confidential Agreement does not subject to the rules and limitations set forth by this Agreement.

This Agreement has [ ]copies, of which Party A holds [ ] and Party B holds [ ].

Appendix 1 [Supply of this Agreement]

No.	投标人名称 Equipment Name	Amount （set）	Single Price （RMB/Set）	Total Price （RMB）	Notes
1					Providing sets of supporting products of complete steel structure according to Technology Agreement.
2
3	Totals
4	Totals Capitalizing RMB：（including tax and transportation fees）

Appendix 2 [Method of Payment]

According to the actual conditions of the Purchaser, the payment shall be made by installment by telegraphic transfer:

(1) Prepayment: Within 5 days after the signing of the Contract, the Vendor will provide the financial receipt of corresponding amount to the Purchaser, the Purchaser will pay 30% of the total price to the Vendor (by telegraphic transfer);

(2) When 30MW of pile foundation and frame of this project has been finished, within 5 working days after the Purchaser’s confirmation and receiving financial receipt of corresponding amount from the Vendor, the Purchaser shall pay 30% of the total Contract Price to the Vendor (by telegraphic transfer);

(3) When 30MW of component installation of this project has been finished, within 5 working days after the Purchaser’s confirmation and receiving financial receipt of corresponding amount from the Vendor, the Purchaser shall pay 30% of the total Contract Price to the Vendor (by telegraphic transfer);

(4) When this project has been wholly synchronized and the inspection and acceptance of the synchronization has been completed, within 5 working days after the Purchaser’s confirmation and receiving financial receipt of corresponding amount from the Vendor, the Purchaser shall pay 5% of the total Contract Price (by telegraphic transfer);

(5) The quality assurance deposit shall be 5% of the total Contract Price and the quality assurance period shall be one year; within 7 days after the expiration of the quality assurance period, the Purchaser shall return the quality assurance deposit.